Exhibit 1.1

2,000,000 Shares

SUNSTONE HOTEL INVESTORS, INC.

[            ]% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK,

LIQUIDATION PREFERENCE $25.00 PER SHARE,

PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

[            ], 2005

[            ], 2005

Bear, Stearns & Co. Inc.

A.G. Edwards & Sons, Inc.

Deutsche Bank Securities Inc.

Stifel, Nicolaus & Company, Incorporated

c/o	Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Dear Sirs and Mesdames:

Sunstone Hotel Investors, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) Two Million (2,000,000) shares of its [            ]% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), par value $0.01 per share (the “Shares”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (File No. 333-123102), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of [            ]% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), par value $0.01 per share, pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

1. Representations and Warranties. Each of the Company and Sunstone Hotel Partnership, LLC, a Delaware limited liability company (the “Operating Partnership”) represents and warrants, jointly and severally, to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use therein.

(c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in the jurisdictions set forth on Exhibit A attached hereto, which are the only jurisdictions in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(d) Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) (collectively, the “Significant Subsidiaries”), which includes, without limitation, the Operating Partnership, Sunstone Hotel TRS Lessee, Inc., a Delaware corporation, and Buy Efficient, L.L.C., a Delaware limited liability company, has been duly incorporated or organized, is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority (corporate and otherwise) to own its properties and to conduct its business as described in the Prospectus and is in good standing in each jurisdiction set forth on Exhibit A attached hereto, which are the only jurisdictions in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(e) This Agreement has been duly authorized, executed and delivered by the Company.

(f) The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus. As of the Closing Date (as defined below), the issued and outstanding capital stock of the Company, will be, in all material respects, as set forth in the Prospectus under “Capitalization.”

(g) The shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, equities or claims. None of the shares of Common Stock outstanding prior to the issuance of the Shares was issued in violation of preemptive or other similar rights of any security holder in the Company.

(h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, equities or claims, and the issuance of such Shares will not be subject to any preemptive or similar rights. The certificates to be used to evidence the Shares will be in substantially the form filed as an exhibit to the Registration Statement and will, as of the Closing Date (as defined below), be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the charter and bylaws of the Company and the requirements of the New York Stock Exchange, Inc. (the “NYSE”).

(i) All of the issued and outstanding shares of capital stock or other ownership interests of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and are non-assessable and will be owned directly or indirectly by the Company or the Operating Partnership (other than the common membership interests (the “Common Units”) of the Operating Partnership issued to Sunstone Hotel Investors, L.L.C., Sunstone/WB Hotel Investors IV, LLC, WB Hotel Investors, LLC and Sunstone/WB Manhattan Beach, LLC (collectively, the “Contributing Entities”) in connection with the transactions contemplated by the Structuring and Contribution Agreement dated as of July 2, 2004, by and among the Operating Partnership, the Company, the Contributing Entities and Alter SHP, LLC (the “Formation and Structuring Transactions”)), free and clear of all liens, encumbrances, equities or claims, other than in connection with certain indebtedness described in the Prospectus under the caption “Outstanding Indebtedness.”

(j) Except for the shares of Common Stock reserved for issuance (i) upon conversion of the Common Units issued to the Contributing Entities in connection with the Formation and Structuring Transactions and (ii) in connection with the Company’s 2004 long-term incentive plan and senior management incentive plan described in the Prospectus, no shares of capital stock of the Company are reserved for any purpose; and except as described above in this paragraph (i), there are no outstanding (x) securities of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock, partnership interests, membership interests or other equity interests, as the case may be, in the Company or any of its subsidiaries, (y) options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company, or (z) obligations of the Company or any of its subsidiaries to issue any such securities, options, rights or warrants. Other than up to 1,000,000 shares of [ ]% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”), no shares of any class or series of preferred stock, par value $0.01 per share

(“Preferred Stock”) are issued.

(k) The shares of Common Stock issuable upon conversion of the Common Units have been duly and validly authorized by all necessary corporate action and such shares, when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights and will be free and clear of all liens, encumbrances, equities or claims.

(l) The Common Units issued and outstanding at the Closing Date (as defined below) and the preferred membership units of the Operating Partnership (the “Preferred Units”) to be issued at the Closing Date have been duly authorized, are (or, in the case of the Preferred Units, when issued at the Closing Date will be) validly issued and fully paid and conform to the description thereof contained in the Prospectus in all material respects. None of the Common Units have been and, when issued, none of the Preferred Units will be, issued in violation of the preemptive or other similar rights of any securityholder in the Operating Partnership. There are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Common Units, Preferred Units or other securities of the Operating Partnership.

(m) The Company is the sole managing member of the Operating Partnership. The limited liability company agreement of the Operating Partnership and the aggregate percentage interests of the Company and the members in the Operating Partnership are as set forth in the Prospectus.

(n) Except as disclosed in the Prospectus under “Certain Relationships and Related Transactions,” there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(o) Neither the Company nor any of its Significant Subsidiaries is in (i) violation of its organizational documents, or (ii) default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, covenant or condition contained in any lease, indenture, mortgage, deed of trust, loan agreement, operating agreement, property management agreement, franchise agreement or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) to the extent that such default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(p) The execution and delivery by the Company of this Agreement, the issuance and sale of the Shares to be sold by the Company and the compliance by the Company and the Operating Partnership with all of the provisions of this Agreement and all other transactions herein contemplated by the Company or the Operating Partnership, including, without limitation, the issuance of Preferred Units at the Closing Date, do not and will not: (A) conflict with, or result in any breach of, or constitute a default under nor constitute any event which (with notice, lapse of time, or both) would constitute a breach of or default under (i) any provisions of the charter (including, without limitation, the articles supplementary) or bylaws or other organizational documents of the Company or any Significant Subsidiary, (ii) any provision of any license, lease, indenture, mortgage, deed of trust, loan, credit, operating agreement, property management agreement or other agreement or instrument to which any of them is a party or by which any of them or their respective properties or assets may be bound or affected, (iii) any law or regulation binding upon or applicable to the Company or any Significant Subsidiary or any of their respective properties or assets or (iv) any decree, judgment or order applicable to the Company or any Significant Subsidiary; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or any Significant Subsidiary, except in each case described in clauses (A)(ii) through (iv) and (B) of this sentence for such conflicts, breaches, defaults and violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and in the case described in clause (B) of this sentence for liens, charges, claims and encumbrances in connection with certain indebtedness described in the Prospectus under the caption “Outstanding Indebtedness.”

(q) Each of the Company and the Operating Partnership has the power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein and therein.

(r) Assuming due authorization, execution and delivery of this Agreement by the Managers, this Agreement is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions may be limited by U.S. federal or state securities laws and public policy considerations in respect thereof.

(s) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(t) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(u) Neither the Company nor any Significant Subsidiary has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any change in the capital stock or members’ equity, as applicable, or long-term debt of the Company or any of its subsidiaries or (ii) any Material Adverse Effect.

(v) The Company and its subsidiaries have good and marketable title in fee simple to, or a valid leasehold interest in, all real property described in the Prospectus as owned by them (the “Company Properties”), and good and marketable title to all personal property owned by them that are material to the business of the Company, in each case free and clear of all liens, encumbrances, security interests and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any Company Property, buildings and equipment held under lease by the Company and its subsidiaries and described in the Prospectus are held by them under valid, subsisting and enforceable leases (such leases, the “Company Leases”) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries. Neither the Company nor any of its subsidiaries is in default under any of the Company Leases, relating to, or any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against, the Company Properties that would reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries knows of any event, which but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements that would reasonably be expected to have a Material Adverse Effect.

(w) The Company or its subsidiaries have either (i) an owner’s or leasehold title insurance policy, from a nationally recognized title insurance company licensed to issue such policy, on each Company Property located, as the case may be, by the Company or its subsidiaries, that insures the fee or leasehold interest, as the case may be, in the Company Properties, which policies include only commercially reasonable exceptions, and with coverage in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s Properties are located, or (ii) one or more lender’s title insurance policies insuring the lien of the mortgages encumbering the Company Properties with coverage, in the aggregate, equal to the maximum aggregate principal amount of indebtedness incurred by the Company or its subsidiaries and secured by the Company Properties.

(x) The Company and each of its subsidiaries is in compliance with all “property improvement plans” (“PIPs”) required by its franchisors, except for such failures to comply that would not, in the aggregate, have a Material Adverse Effect.

(y) Each of the Company Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Company Properties), except for such failures to comply that would not, in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has knowledge of any pending or threatened condemnation proceeding, zoning change or other proceeding or action that would reasonably be expected to have a Material Adverse Effect.

(z) Each of the Company and its subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any U.S. federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its business as described in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any U.S. federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any subsidiary that would reasonably be expected to have a Material Adverse Effect.

(aa) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries or any of their respective officers or directors is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any affiliate transactions, off-balance sheet transactions, statutes, regulations, contracts, licenses, agreements, leases or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

(bb) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(cc) Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, neither the Company nor any of its subsidiaries will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

(dd) There are no actions, suits, proceedings, inquiries or investigations pending, or to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any of their respective officers or directors or to which the properties, assets or rights of any of such entity is subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which would be reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect, or an adverse effect on the consummation of the transactions contemplated by this Agreement.

(ee) Each of the Company and its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg) The Company has obtained Phase I Environmental Audits with respect to the Company Properties and, except as otherwise disclosed in the Prospectus or in the Phase I Environmental Audits and except to an extent that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) the Company has not received any notice of, and has no knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any U.S. federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials (as hereinafter defined) on or originating from any of the Company Property or arising out of the conduct of the Company, including without limitation a claim under or pursuant to any Environmental Statute (as hereinafter defined); and (ii) neither the Company Property is included nor, to the Company’s knowledge, is proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by United States Environmental Protection Agency or, to the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined).

As used herein, “Hazardous Materials” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any U.S. federal, state or local environmental law, ordinance, rule or regulation including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-330j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any federal, state or local governmental authority having or claiming jurisdiction over the Company Properties and other assets described in the Prospectus (a “Governmental Authority”).

(hh) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries.

(ii) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material licenses, inventions, copyrights, know-how (including trade secrets and other confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except such as the failure to own, possess or be able to acquire on reasonable terms would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(jj) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would reasonably be expected to have a Material Adverse Effect.

(kk) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged, and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as described in the Prospectus.

(ll) The Company and each of its subsidiaries maintain a system of internal controls over financial reporting sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(mm) The Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and have been approved for listing on the NYSE, subject to official notice of issuance.

(nn) The Company does not have, and does not anticipate incurring, any liabilities under the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

(oo) The assets of the Company and its subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.

(pp) Ernst & Young LLP and PricewaterhouseCoopers LLP, the accountants who have certified the financial statements included in the Registration Statement, are independent registered public accountants as required by the Securities Act.

(qq) The Company has, since its inception, been organized and operated, and as of the Closing Date (as defined below), will continue to be organized and to operate in a manner so as to qualify as a “real estate investment trust” (“REIT”) under the Code.

(rr) The Company and each of its subsidiaries have accurately prepared and timely filed all federal, state and other tax returns and extensions (“Returns”) that are required to be filed by it and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges; all such Returns are true, correct and complete in all material respects; and all federal, state, county, local or foreign taxes, charges, fees, levies, fines, penalties or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Authority (including any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability), in each case, to the extent material (“Taxes”), shown in such Returns or on assessments received by the Company or any of its subsidiaries or otherwise due and payable or claimed to be due and payable by any Governmental Authority, have been paid, except for any such tax, charge, fee, levy, fine, penalty or other assessment that (i) is currently being contested in good faith, or (ii) would not have, or reasonably be expected to have, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has requested any extension of time within which to file any Return, which Return has not since been filed. Neither the Company nor any of its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns. No audits or other administrative proceedings or court proceedings are presently pending nor threatened against the Company or any of its subsidiaries with regard to any Taxes or Returns of the Company or any of its subsidiaries, and no taxing authority has notified the Company or any of its subsidiaries in writing that it intends to investigate its Tax affairs.

(ss) The financial statements and schedules, including the notes thereto, filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly in all material respects the combined financial position of the entities presented therein, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements and schedules have been prepared in conformed with accounting principles generally accepted in the United States applied on a consistent basis through the periods specified, except as may be expressly stated in the related notes thereto. No other financial statements or schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under “Summary Historical and Pro Forma Financial and Operating Data,” “Selected Financial and Operating Data” and “Capitalization” present fairly in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The unaudited pro forma financial statements and the related notes thereto included in the Registration Statement have been prepared in accordance with the applicable requirements of the Securities Act and the regulations promulgated thereunder (including, without limitation, Rule 11-02 of Regulation S-X) and the guidelines of the Commissionwith respect to pro forma financial information and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments therein are appropriate to give effect to the transactions and circumstances referred to therein.

(tt) The statistical and market-related data included in the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate, and the Company has received any consents necessary to use such statistical and market-

related data in the Prospectus.

(uu) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock or any other security of the Company to facilitate the sale or resale of the Shares.

(vv) The Company and its subsidiaries and all of the officers and directors of the Company, in their capacities as such, are in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certificates, to the extent required.

(ww) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required pursuant to the Securities Act and the rules and regulations promulgated thereunder to be described in the Prospectus which is not so described.

(xx) The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to, described in or filed as an exhibit to the Registration Statement, including, without limitation, any ground lease, franchise agreement or management agreement with respect to the Company Property, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to such contract or agreement.

(yy) The Company maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Company’s Board of Directors will be advised of: (i) any significant deficiencies in the design or operation of internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting; any material weaknesses in internal control over financial reporting will be identified for the Company’s auditors.

(zz) (i) The members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors of the Company are “independent directors” within the meaning of the listing standards and rules of the NYSE and the Commission, (ii) all of the members of the Audit Committee are financially literate within the meaning of the listing standards and rules of the NYSE and (iii) at least one member of the Audit Committee is an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K.

(aaa) The Company and the Operating Partnership will apply the net proceeds received from the sale of the Shares and the concurrent sale of Series B Preferred Stock as set forth under “Use of Proceeds in the Prospectus, and none of the proceeds received from the offering or the concurrent sale of Series B Preferred Stock will be used to further any action in violation or contravention of the U.S.A. Patriot Act or otherwise violate or contravene the rules, regulations or policies of the U.S. Office of Foreign Assets Control.

(bbb) Each of the Operating Partnership and any other subsidiary of the Company that is a partnership or a limited liability company has been property classified either as a partnership or as an entity disregarded as separate from the Company for U.S. federal income tax purposes throughout the period from its formation through the date hereof.

(ccc) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

Any certificate signed by any officer of the Company or the managing member of the Operating Partnership and delivered to you as Managers of the offering or to counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Shares set forth in Schedule I hereto opposite its name (plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof) at $[            ] a share (the “Purchase Price”) plus accrued dividends, if any, to the Closing Date.

The Company hereby agrees that, without the prior written consent of Bear, Stearns & Co. Inc., on behalf of the Underwriters, it will not, during the period ending 30 days after the date of the Prospectus: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Preferred Stock or any securities convertible into or exercisable or exchangeable for Preferred Stock; (ii) file any registration statement with the Commission relating to the offering of any shares of Preferred Stock or any securities convertible into or exchangeable for Preferred Stock (other than a registration statement on Form S-8); or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the

Preferred Stock, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Preferred Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Shares to be sold hereunder, the Series B Preferred Stock or Preferred Stock convertible into or exchangeable for Common Stock.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $[            ] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[            ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[            ] a share, to any Underwriter or to certain other dealers.

4. Payment and Delivery. Payment for the Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [            ], 2005, or at such other time on the same or such later date not more than three business days after the foregoing date as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Shares shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 3:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating according any of the securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, assets, business affairs, business prospects, or operations of the Company and its subsidiaries, taken as a whole, or in the fee, ground lease, and mortgage interests, in the properties which the Company and its subsidiaries will own and/or operate as of the Closing Date, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in you judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company, in their capacities as officers of the Company, which shall state that (i) the statements set forth in Section 5(a) above are true and correct as of the Closing Date, (ii) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, (iii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission.

Each officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Venable LLP, special Maryland counsel for the Company, dated the Closing Date, the form of which is attached hereto as Exhibit B. The opinion of Venable LLP shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(d) The Underwriters shall have received on the Closing Date opinions of Sullivan & Cromwell LLP, counsel for the Company, dated the Closing Date, the forms of which are attached hereto as Exhibit C. The opinions of Sullivan & Cromwell LLP shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(e) The Underwriters shall have received on the Closing Date an opinion of O’Melveny & Myers LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Managers.

With respect to Sections 5(d) and (e) above, Sullivan & Cromwell LLP and O’Melveny & Myers LLP may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) At the Closing Date, the Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(h) The National Association of Securities Dealers, Inc. shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i) Prior to the Closing Date, each of RREEF America, L.L.C. and its subsidiaries and affiliates and any other prospective purchaser of Shares or shares of Preferred Stock that the Underwriters may reasonably request shall have executed and delivered to the Underwriters a letter substantially in the form of Exhibit D attached hereto for the benefit of the Underwriters, which letter(s) shall be true and correct as of the Closing Date.

(j) On the Closing Date, counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(k) Prior to the Closing Date, the Company shall have furnished to you, as the Managers of the offering, such further information, certificates and documents as you may reasonably request.

You, as Managers of the offering may, in your sole discretion, waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters set forth herein.

6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 12:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(e) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending March 31, 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f) To furnish to its stockholders within the time period required by the Commission an annual report (including a consolidated balance sheet and statements of income, stockholders’ equity and cash flow of the Company and its subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants).

(g) To apply the net proceeds from the sale of the Shares substantially in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

(h) To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Preferred Stock.

(i) To effect the initial listing of the Shares on the NYSE.

(j) To comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(k) To take such steps as shall be necessary to ensure that neither the Company nor the Operating Partnership shall become an “investment company” as such term is defined under the Investment Company Act.

(l) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Company’s obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum; (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc.; (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Shares and all costs and expenses incident to listing the Shares on the NYSE and other national securities exchanges and foreign stock exchanges; (vi) the cost of printing certificates representing the Shares; (vii) the costs and charges of any transfer agent, registrar or depositary; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel and lodging expenses of the representatives and officers of the Company and any such consultants; (ix) the document production charges and expenses associated with printing this Agreement; and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution,” and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or untrue statement or alleged omission based upon information relating to any underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Shares and under the heading “Underwriting,” (ii) the list of Underwriters and their respective participation in the sale of the Shares, (iii) the sentences related to concessions and reallowances, and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any preliminary prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus or the Prospectus.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Bear, Stearns & Co. Inc., in the case of parties indemnified pursuant to Section 7(a) and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 7(a) or7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

8. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

13. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: [            ]; and if to the Company shall be delivered, mailed or sent to 903 Calle Amanecer, Suite 100, San Clemente, CA 92673-6212, Attention: Jon D. Kline.

[signature page follows]

Very truly yours,

SUNSTONE HOTEL INVESTORS, INC.

By:

Name:

Title:

Accepted as of the date hereof

Bear, Stearns & Co. Inc.

A.G. Edwards & Sons, Inc.

Deutsche Bank Securities Inc.

Stifel, Nicolaus & Company, Incorporated

Acting severally on behalf of themselves and the several

Underwriters named in Schedule I hereto.

BEAR, STEARNS & CO. INC.

By:

Name:

Title:

A.G. EDWARDS & SONS, INC.

By:

Name:

Title:

DEUTSCHE BANK SECURITIES INC.

By:

Name:

Title:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:

Name:

Title:

S-1

SCHEDULE I

EXHIBIT A

LIST OF GOOD STANDING JURISDICTIONS

EXHIBIT B

FORM OF OPINION OF VENABLE LLP

EXHIBIT C

FORM OF OPINIONS OF SULLIVAN & CROMWELL LLP

EXHIBIT D